Exhibit 99.1

ADMA Biologics Reports Year End 2013 Results

Ramsey, N.J., March 28, 2014 – ADMA Biologics, Inc. (OTCQB: ADMA), a late-stage biopharmaceutical company that develops, manufactures, and intends to market specialty plasma-based biologics for the treatment and prevention of certain infectious diseases, today announced its financial results for the year ended December 31, 2013 and provided recent company developments as well as anticipated milestones for 2014.

“ADMA Biologics achieved several significant milestones during 2013.  We commenced and completed patient enrollment in our pivotal Phase III clinical study for RI-002 in patients who suffer from Primary Immune Deficiency Diseases (PIDD).  We also completed our Initial Public Offering (IPO) in October 2013, raising gross proceeds of over $29 million, extending our cash runway into 2016.  Anticipated milestones for 2014 include announcing preliminary Phase III data for RI-002, seeking to list our common stock on the NASDAQ market and continuing the expansion and ongoing growth of our ADMA BioCenters’ facilities which have continued to produce year-over-year revenue increases,” stated Adam Grossman, ADMA Biologics President and Chief Executive Officer.

2013 Accomplishments

•	Commenced and Completed Enrollment of Pivotal Phase III Clinical Study of RI-002
•	Completed IPO Raising Over $29 Million of Gross Proceeds
•	Secured $5 Million Loan From Hercules Technology Growth Capital
•	Presented Human and Animal, Clinical and Laboratory Data at the RSV Vaccines for the World 2013 Conference
•	ADMA BioCenters Received German Health Certification (GHA) for Sale of Source Plasma in Europe

2014 Achievements and Anticipated Milestones

•	Expansion Underway of ADMA BioCenters Plasma Collection Operations
•	Increased Hercules Technology Growth Capital Loan by $10 Million
•	Intend to File Biologics License Application (BLA) for New ADMA BioCenters Plasma Collection Facility
•	Intend to Apply to List ADMA Biologics Common Stock on the NASDAQ Market
•	Intend to Announce Preliminary Data from Pivotal Phase III Study of RI-002 in PIDD Patients

Financial Results for the Year Ended 2013

At December 31, 2013, the Company had cash, cash equivalents and short-term investments of $29.1 million, as compared to $12.5 million at December 31, 2012.  The Company’s cash, cash equivalents and short-term investments as of December 31, 2013 are expected to fund operations into 2016.

The consolidated net loss for the year ended December 31, 2013 was $15.5 million, or $(2.38) per share, as compared to a consolidated net loss of $7.3 million, or ($1.39) per share for the year ended December 31, 2012.  We had revenues of $3.1 million for the year ended December 31, 2013 compared to $1.1 million for the year ended December 31, 2012.  The increased year-over-year net loss was primarily attributed to higher research and development expenses of $9.3 million during the year ended 2013, compared to $3.5 million during the year ended 2012, as a result of fully enrolling our Phase III clinical study and related manufacturing and regulatory costs.  Additionally, overall net loss increased from higher costs of product expenses attributed to increased volumes, donor collections and associated costs, increased plasma center operating costs as a result of advertising and promotion expenses, increased headcount and facility capital expenditures, and increased general and administrative costs relating to financing fees, higher stock-based compensation expense, professional fees and increased headcount.  Included in the net loss for the year ended December 31, 2013 were non-cash expenses of stock based compensation of $0.9 million and depreciation and amortization of $0.2 million.

About ADMA Biologics, Inc.
ADMA is a late stage biopharmaceutical company that develops, manufactures, and intends to market specialty plasma-based biologics for the treatment and prevention of certain infectious diseases. ADMA’s mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease or who may be immune-compromised for medical reasons. ADMA also operates ADMA Bio Centers, an FDA-licensed and GHA-certified source plasma collection facility located in Norcross, Georgia, which provides ADMA with a portion of its blood plasma for the manufacture of RI-002. For more information please visit the Company’s website at www.admabiologics.com.

About ADMA’s lead product candidate RI-002
ADMA’s lead product candidate, RI-002 is a specialty plasma-derived, polyclonal, Intravenous Immune Globulin, or IGIV, derived from human plasma containing naturally occurring polyclonal antibodies (eg. streptococcus pneumoniae, H. influenza type B, CMV, measles, tetanus etc.) as well as high levels of antibodies targeted to respiratory syncytial virus, or RSV. ADMA is pursuing an indication for the use of this specialty IGIV product for treatment of patients diagnosed with primary immune deficiency diseases, or PIDD. Polyclonal antibodies are the primary component of IGIV products. Polyclonal antibodies are proteins produced by B-cells that are used by the body’s immune system to neutralize microbes such as bacteria and viruses. The polyclonal antibodies that are present in RI-002 are expected to prevent infections in immune-compromised patients. The product is currently being evaluated in a Phase III trial in the United States.

Cautionary Statement Regarding Forward-Looking Information
This press release contains “forward looking statements.” Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “target,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements concerning the timing, progress and results of the clinical development, the availability of preliminary data, the reporting of data, regulatory processes, potential clinical trial initiations, potential investigational new product applications, biologics license applications, expansion plans, the achievement of clinical and regulatory milestones, build out, opening and regulatory approval of plasma facilities,  commercialization efforts of the Company's product candidate(s) and the potential listing on the NASDAQ Market. Forward-looking statements are subject to many risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks listed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the U.S. Securities and Exchange Commission on March 28, 2014 and our other filings with the U.S. Securities and Exchange Commission including, among other things, risks as to whether any preliminary data will, if and when available, be encouraging, positive or will otherwise lead to an effective or approved product, whether we will be able to demonstrate efficacy or gain necessary approvals to market and commercialize any product, whether we will meet any of our clinical or regulatory milestones, open any new facilities, successfully list our securities on the NASDAQ Market and whether we will meet any timing targets expressed by the Company.  Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent to the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward looking statements or to announce revisions to any of the forward-looking statements.

Contact:
Brian Lenz, CPA
Vice President & Chief Financial Officer
201-478-5552
www.admabiologics.com

ADMA BIOLOGICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2013 and 2012

	2013	2012

REVENUES:
Product revenue	$3,023,503	$1,118,118
License revenue	44,074	-
Total Revenues	3,067,577	1,118,118

OPERATING EXPENSES:
Cost of product revenue	2,023,441	669,056
Research and development	9,303,077	3,469,078
Plasma center	2,418,156	1,746,864
General and administrative	4,365,334	3,142,289

TOTAL OPERATING EXPENSES	18,110,008	9,027,287

LOSS FROM OPERATIONS	(15,042,431)	(7,909,169)

OTHER INCOME (EXPENSE):
Interest income	7,623	20,924
Interest expense	(618,225)	(30,683)
Change in fair value of stock warrants	43,290	-
Other income	82,497	-
TOTAL OTHER INCOME (EXPENSE)	(484,815)	(9,759)

LOSS BEFORE INCOME TAXES	(15,527,246)	(7,918,928)

State income tax benefit	-	617,615

NET LOSS	$(15,527,246)	$(7,301,313)

NET LOSS PER COMMON SHARE,
Basic and Diluted	$(2.38)	$(1.39)

WEIGHTED AVERAGE SHARES
OUTSTANDING, Basic and Diluted	6,531,029	5,265,771

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION:

	*December 31, 2013	*December 31, 2012
Assets
Cash, cash equivalents and short-term investments	$29,084,661	$12,535,672
Total Assets	$31,979,943	$15,555,419

Deficit accumulated during the development stage	$(52,636,574)	$(37,109,328)
Total Stockholders’ Equity	$21,573,359	$9,423,746

*Condensed from audited financial statements